Exhibit 10(b)-5

TCF FINANCIAL INCENTIVE STOCK PROGRAM

RESTRICTED STOCK AGREEMENT

AND NON-SOLICITATION / CONFIDENTIALITY AGREEMENT

RS NO.               (Non-deferred) (Modified Year 2006 Executive Stock Award)

Shares of Restricted Stock are hereby awarded effective January 22, 2007 by TCF Financial Corporation (“TCF Financial”) to                                    (the “Grantee”), in accordance with the following terms and conditions:

1.                                       Share Award. TCF Financial hereby awards the Grantee                   shares (the “Shares”) of Common Stock, par value $.01 per share (“Common Stock”) of TCF Financial pursuant to the TCF Financial Incentive Stock Program (the “Program”), upon the terms and conditions therein and hereinafter set forth. A copy of the Program as currently in effect is incorporated herein by reference and is attached hereto.

2.                                       Restrictions on Transfer and Restricted Period.

(a)                                  During the period (the “Restricted Period”) hereinafter described, the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee.

(b)                                 The Shares will be subject to the restrictions in paragraph 2(a) during the Restricted Period commencing on the date of this Agreement (the “Commencement Date”) and (subject to the forfeiture provisions herein) continuing until January 31, 2011, when the restrictions will expire with respect to the “Earned Shares” as determined under sections 3 and 4.

3.             Earned Shares

(a)                                  A portion of the Shares can be earned annually (“Earned Shares”) based on TCF Financial’s achievement of EPS growth rates for the fiscal years 2007 and 2008 as set forth in Appendix A. All Earned Shares are subject to the restrictions in paragraph 2(a) during the Restricted Period and to the forfeiture provisions of section 4.

(b)                                 The number of Shares that become Earned Shares will be determined as of December 31, 2007 and 2008 and will be determined based on TCF Financial’s achievement of EPS growth rates for fiscal years 2007 and 2008, as approved by the Committee and set forth on Appendix A to this Agreement.

(c)                                  Notwithstanding the foregoing, any Shares that are not Earned Shares on January 31, 2009, shall be forfeited and returned to TCF Financial on or about that date and the number of Earned Shares under Appendix A shall not in any event exceed the total number of Shares in section 1 under this Agreement.

4.             Vesting

(a)                                  Earned Shares will vest, and no longer be subject to the restrictions imposed by paragraph 2(a), at the expiration of the Restricted Period with respect thereto. The Committee referred to in section 2 of the Program or its successor (the “Committee”) shall not have any authority to accelerate the time at which any or all of the restrictions in paragraph 2(a) shall expire with respect to any Shares, or to remove any or all such restrictions. However, the Committee shall have all the authority provided in the Program with respect to performance-based compensation, including the authority to reduce or delay the Shares vesting under this Agreement or the determination of the amount of EPS growth achieved, or to otherwise reduce the compensation provided under this Agreement in any other manner which the Committee considers appropriate in its discretion; provided that the number of Earned Shares once determined by the Committee for the fiscal year 2007 or 2008, may not thereafter be reduced nor the vesting date delayed beyond January 31, 2011.

(b)                                 Termination of Service. In the event of the Grantee’s termination of employment for any reason other than disability, retirement or death during the Restricted Period, all Shares (including Earned Shares) at the time of such event shall be forfeited and returned to TCF Financial.

(c)                                  In the event of Grantee’s retirement (as determined by the Committee), disability (the Grantee has been receiving benefits under TCF’s long-term disability plan for at least three months), or death during the Restricted Period:  (1) all Shares (other than Grantee’s Earned Shares, determined as of the last day of the last fiscal year ending on or before the date of Grantee’s retirement, disability, or death) at the time of such event shall be forfeited and returned to TCF Financial; and (2) all Earned Shares, determined as of the last day of the last fiscal year ending on or before the date of Grantee’s retirement, disability, or death, will continue to be subject to the restrictions in paragraph 2(a) until January 31, 2011, at which time they will become vested under paragraph 4(a) to the same extent (and subject to the same Committee discretion) as if the Grantee had remained employed by TCF Financial through that date, except in the case of disability or death the Earned Shares shall become vested on the date of disability or death. For purposes of this paragraph 4(c), the Grantee’s retirement date shall be determined by the Committee and the date Grantee became disabled shall be the date on which the Grantee has received disability benefits under TCF’s long-term disability plan for three months.

5.                                       Certificates for Shares. TCF Financial may issue one or more certificates in respect of the Shares in the name of the Grantee, and shall hold such certificate(s) on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Shares represented thereby. Certificate(s) for Shares subject to a Restricted Period shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the TCF Financial Incentive Stock Plan (“the Plan”) and an agreement entered into between the registered owner and TCF Financial Corporation. Copies of such Plan and Agreement are on file in the offices of the Secretary of TCF Financial Corporation, 200 Lake Street East, Wayzata, MN 55391.”

The Grantee further agrees that, if certificates are issued, simultaneously with the execution of this Agreement a stock power shall be executed, endorsed in blank and promptly delivered to TCF Financial.

If certificates are not issued, TCF Financial shall direct the transfer agent to issue and hold the Shares during the Restricted Period in an account where their transferability is subject to the restrictions set forth in paragraph 2(a) of this Agreement.

6.                                       Grantee’s Rights. Except as otherwise provided herein, Grantee, as owner of the Shares, shall have all rights of a stockholder, including, but not limited to, the right to receive all dividends paid on Shares and the right to vote the Shares. Dividends payable on Shares that are subject to restrictions imposed by paragraph 2(a) shall be paid to the Grantee at the same time as such dividends are paid to other shareholders; provided, that shares of Common Stock dividends in the nature of a stock split shall be subject to all of the restrictions that apply to the Shares with respect to which such dividends are paid until all of the restrictions applicable to such Shares have terminated or otherwise have been removed.

7.                                       Expiration of Restricted Period. Upon the expiration of the Restricted Period with respect to any Shares, TCF Financial shall redeliver or deliver to the Grantee (or, if the Grantee is deceased, to his legal representative, beneficiary or heir) the certificate(s) in respect of such Shares, without the restrictive legend provided for in section 4 above or re-register the shares in an account with the transfer agent which is not subject to the restrictions set forth in paragraph 2(a) of this Agreement. The Shares as to which the Restricted Period shall have lapsed or expired shall be free of the restrictions referred to in paragraph 2(a) above and any such certificates shall not bear the legend provided for in section 4 above.

8.                                       Adjustments for Changes in Capitalization of TCF Financial. In the event of any change in the outstanding Common Stock of TCF Financial by reason of any reorganization, recapitalization, stock split, combination or exchange of shares, merger, consolidation or any change in the corporate structure of TCF Financial or in the shares of Common Stock, or in the event of any issuance of preferred stock or other change in the capital structure of TCF Financial which the Committee deems significant for purposes of this Agreement, the number and class of Shares covered by this Agreement as well as the EPS, vesting and forfeiture provisions in sections 2 and 4, shall be appropriately adjusted by the Committee, whose determination of the appropriate adjustment, or whose determination that there shall be no adjustment, shall be conclusive. Any Shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee subject to the restrictions contained in paragraph 2(a) above also shall be subject to such restrictions and the certificate or other instruments representing or evidencing such Shares or securities shall be legended and deposited with TCF Financial or otherwise restricted by the transfer agent in the manner provided in section 4 above.

9.                                       Effect of Change in Control. Each of the events specified in the following clauses (a) through (c) of this section 9 shall be deemed a “change of control”:

(a)                                  Any “person”, as defined in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (for purposes of this clause (a), the term “beneficial owner” does not include any employee benefit plan maintained by the Company that invests in the Company’s voting securities); or

(b)                                 During any period of two (2) consecutive years there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board or new directors whose nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(c)                                  The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; provided, however, that no change in control will be deemed to have occurred until such merger, consolidation, sale or disposition of assets, or liquidation is subsequently consummated.

Subject to the six month holding requirement, if any, of Rule 16b-3 of the Securities and Exchange Commission but notwithstanding any other provision in this Program (including, but not limited to, paragraph 2(b), and section 4 of this Agreement) in the event of a Change in Control all terms and conditions of this Restricted Stock Award shall be deemed satisfied, all the Shares shall vest as of the date of the Change in Control and shall thereafter be administered as provided in section 7 of this Agreement.

10.                                 Delivery and Registration of Shares of Common Stock. TCF Financial’s obligation to deliver Shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state, or local securities law or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of such Shares or other action eliminating the necessity of such representation under such Securities Act or other securities law or regulation. TCF Financial shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which the Common Stock may be listed, and (ii) the completion of such registration or other qualification of such Shares under state or federal law, rule, or regulation, as the Committee shall determine to be necessary or advisable.

11.                                 Plan and Plan Interpretations as Controlling; Performance-Based Status. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Program, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee or his legal representatives with regard to any question arising hereunder or under the Plan. The Shares awarded hereunder are intended to qualify as performance-based compensation under section 162(m) of the Internal Revenue Code and under the Program, and the terms of this Agreement shall be construed in accordance with that intent.

12.                                 Grantee Service. Nothing in this Agreement shall limit the right of TCF Financial or any of its affiliates to terminate the Grantee’s service as a director, officer, or employee, or otherwise impose upon TCF Financial or any of its affiliates any obligation to employ or accept the services of the Grantee.

13.                                 Grantee Acceptance. The Grantee shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided below and signing the attached stock powers and returning a signed copy hereof and of the attached stock powers to TCF Financial.

14.                                 Section 409A of the Internal Revenue Code. The arrangements described in this Agreement are intended to comply with Section 409A of the Internal Revenue Code to the extent (if any) such arrangements are subject to that law. The Committee may make such amendments as are necessary to bring this Agreement into compliance with the terms of that Section or an exemption therefrom as interpreted by guidance issued by the Internal Revenue Service. The parties further agree that to the extent any part of this Agreement fails to qualify for exemption from or satisfy the requirements of Section 409A, the affected arrangement may be operated in compliance with Section 409A pending amendment to the extent authorized by the Internal Revenue Service. In such circumstances Company will administer this Agreement in a manner which adheres as closely as possible to the existing terms and intent of the Agreement while complying with Section 409A. Except as required by Section 409A, this paragraph does not restrict Company’s rights (including, without limitation, the right to amend or terminate) with respect to this Agreement to the extent such rights are reserved under the terms of this Agreement.

NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT

As a condition of accepting this Restricted Stock Award and in consideration of the opportunity to receive shares of stock and dividend compensation, I, the undersigned Grantee, agree that for the duration of my employment with TCF Financial, TCF Bank or any of their affiliated companies (“TCF”) and for a period of 12 months after my termination of employment, I will not solicit or attempt to solicit any of the customers of TCF or solicit or attempt to hire any current employees of TCF for any other bank, financial services company, lending company, leasing company or other corporation, person or other entity providing the same or similar products or services as provided by TCF. I also agree that in the event of my termination of employment with TCF I will not remove any documents, customer information or other TCF proprietary materials from TCF premises, computers or otherwise without specific permission and will promptly return upon request any and all TCF-related documents, customer information or other TCF proprietary materials in my possession. I understand this is a binding contractual agreement which TCF may enforce in Court and/or seek damages from me if it is violated, even if the restricted shares awarded in this Agreement never become vested.

IN WITNESS WHEREOF, the parties hereto have caused this RESTRICTED STOCK AGREEMENT and NON-SOLICITATION / CONFIDENTIALITY AGREEMENT to be executed as of the date first above written.

TCF FINANCIAL CORPORATION

By
Sr. Vice President/General Counsel for Corporate Affairs

ACCEPTED:

Signature

(Street Address)

(City, State and Zip Code)

Appendix A to
TCF Financial Incentive Stock Program
Restricted Stock Agreement (the “Agreement”)
Year 2006 Executive Stock Award
2-year Term

EPS Growth Rate(1)	Percentage of Shares earned(2)
15% or more	100
14	90
13	80
12	70
11	60
10	50
9	40
8	30
7	20
6	10

1.               The EPS Growth Rate will be equal to the excess of the current year EPS (for fiscal years 2007 and 2008) over the “Base Year EPS”, divided by the “Base Year EPS” and rounded to the nearest whole percentage. The “Base Year EPS” will be the EPS for the immediately preceding fiscal year or $2.00, whichever is greater.

2.               The percentage of Shares earned for each of the fiscal years 2007 and 2008 will be multiplied by the number of Shares in section 1 of the Agreement to determine the number of Earned Shares for each of the years ending December 31, 2007 and 2008. The sum of these percentages may not in any event exceed 100%.

For purposes of the foregoing chart, the term “EPS” shall mean diluted Earnings Per Share as defined in the TCF Financial Performance-Based Policy.